UNITED STATES
SECURITIES AND EXCHANGE COMMISSION
Washington, D.C. 20549

FORM 8-K

CURRENT REPORT
Pursuant to Section 13 or 15(d) of
The Securities Exchange Act of 1934

Date of Report (Date of earliest event reported):   September 20, 2018

BLUE HILLS BANCORP, INC.
(Exact name of registrant as specified in its charter)

Maryland	001-36551	46-5429062
(State or Other Jurisdiction of Incorporation)	(Commission File No.)	(I.R.S. Employer Identification No.)

500 River Ridge Drive, Norwood, Massachusetts	02062
(Address of Principal Executive Offices)	(Zip Code)

Registrant's telephone number, including area code:  (617) 361-6900

Not Applicable
(Former name or former address, if changed since last report)

Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions:

[X]	Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)
[ ]	Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12)
[ ]	Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b))
[ ]	Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e-4(c))

Indicate by check mark whether the registrant is an emerging growth company as defined in Rule 405 of the Securities Act of 1933 (§230.405 of this chapter) or Rule 12b-2 of the Securities Exchange Act of 1934 (§240.12b-2 of this chapter).

Emerging growth company ☒

If an emerging growth company, indicate by check mark if the registrant has elected not to use the extended transition period for complying with any new or revised financial accounting standards provided pursuant to Section 13(a) of the Exchange Act. ☒

Item 1.01     Entry Into a Material Definitive Agreement.

On September 20, 2018, Blue Hills Bancorp, Inc., a Maryland corporation ("Blue Hills"), and Blue Hills Bank, a Massachusetts-chartered bank and wholly owned subsidiary of Blue Hills, entered into an Agreement and Plan of Merger (the "Merger Agreement") with Independent Bank Corp., a Massachusetts corporation ("Independent"), and Rockland Trust Company, a Massachusetts-chartered trust company and wholly owned subsidiary of Independent ("Rockland Trust"). Pursuant to the Merger Agreement, Blue Hills will merge with and into Independent (the "Merger"), with Independent being the surviving corporation.

Upon completion of the Merger, each outstanding share of Blue Hills common stock will convert into the right to receive 0.2308 shares of Independent common stock and $5.25 in cash (the "Merger Consideration"). Each outstanding option to acquire a share of Blue Hills common stock, whether or not vested, will be converted into the right to receive cash in an amount equal to the amount by which $26.25 exceeds the exercise price of the option.  In addition, each award of Blue Hills restricted stock, whether or not vested, that is outstanding immediately prior to the effective time of the Merger will fully vest and be cancelled and converted into the right to receive the Merger Consideration. Based on Independent's closing stock price of $89.35 as of September 19, 2018, the transaction has an implied valuation of approximately $726.5 million.

Following the merger of Blue Hills with and into Independent, Blue Hills Bank will merge with Rockland Trust, with Rockland Trust being the surviving institution.

The Merger Agreement contains customary representations and warranties from Blue Hills and Independent, and each party has agreed to customary covenants, including, among others, covenants relating to (1) the conduct of each party's business during the interim period between the execution of the Merger Agreement and the closing of the Merger, (2) each party's obligations to facilitate its stockholders' consideration of, and voting upon, the Merger Agreement, (3) the recommendation by each party's board of directors in favor of approval of the Merger Agreement by their respective stockholders, and (4) Blue Hills' non-solicitation obligations relating to alternative business combination transactions.

Consummation of the Merger is subject to certain conditions, including, among others, approval of the Merger Agreement by each party's stockholders, the receipt of all required regulatory approvals, the accuracy of specified representations and warranties of each party, the performance in all material respects by each party of its obligations under the Merger Agreement, and the absence of any injunctions or other legal restraints.

The Merger Agreement provides certain termination rights for both Independent and Blue Hills, and further provides that upon termination of the Merger Agreement, under certain circumstances, Blue Hills would be obligated to pay Independent a termination fee of $26.2 million or up to $750,000 of Independent's out-of-pocket expenses.

Under the Merger Agreement, three current directors of Blue Hills will be appointed to the board of directors of Independent.

In connection with the execution of the Merger Agreement, all of the directors and executive officers of Blue Hills entered into voting agreements (the "Voting Agreement") with Independent pursuant to which such individuals, in their capacities as stockholders, have agreed, among other things, to vote their respective shares of Blue Hills common stock in favor of the approval of the Merger Agreement and the Merger.

The foregoing description of the Merger Agreement and the Voting Agreement is not complete and is qualified in its entirety by reference to the Merger Agreement, which is included as Exhibit 2.1 to this Current Report on Form 8-K, and the form of Voting Agreement, which is included as Exhibit 10.1 to this Current Report on Form 8-K, both of which are incorporated herein by reference. The representations, warranties and covenants of each party set forth in the Merger Agreement have been made only for purposes of, and were and are solely for the benefit of the parties to, the Merger Agreement, may be subject to limitations agreed upon by the contracting parties, including being qualified by confidential disclosures made for the purposes of allocating contractual risk between the parties to the Merger Agreement instead of establishing these matters as facts, and may be subject to standards of materiality applicable to the contracting parties that differ from those applicable to investors. Accordingly, the representations and warranties may not describe the actual state of affairs at the date they were made or at any other time, and investors should not rely on them as statements of fact. In addition, such representations and warranties (1) will not survive consummation of the Merger, unless otherwise specified therein, and (2) were made only as of the date of the Merger Agreement or such other date as is specified in the Merger Agreement. Moreover, information concerning the subject matter of the representations and warranties may change after the date of the Merger Agreement, which subsequent information may or may not be fully reflected in any public disclosure. Accordingly, the Merger Agreement is included with this filing only to provide investors with information regarding the terms of the Merger Agreement, and not to provide investors with other factual information regarding Blue Hills or Independent, their respective affiliates or their respective businesses.

Forward-Looking Statements

Certain statements contained in this filing, including financial estimates and statements as to the expected timing, completion and effects of the Merger, constitute "forward-looking statements" within the meaning of the safe harbor provisions of the Private Securities Litigation Reform Act of 1995 and the rules, regulations and releases of the Securities and Exchange Commission (the "SEC").  Such forward-looking statements include, but are not limited to, (1) statements about the benefits of the Merger, including future financial and operating results, cost savings, enhanced revenues and accretion to reported earnings that may be realized from the Merger; (2) statements of plans, objectives and management expectations; (3) statements of future economic performance; and (4) statements of assumptions underlying such statements. Any statements that are not statements of historical fact, including statements containing such words as "will," "could," "plans," "intends," "expect," "believe," "view," "opportunity," "allow," "continues," "reflects," "typically," "anticipate," "estimated," or similar expressions, should also be considered forward-looking statements, although not all forward-looking statements contain these identifying words. Readers are cautioned not to place undue reliance on these forward-looking statements, which are based upon assumptions and the current beliefs and expectations of the management of Blue Hills and Independent. These forward-looking statements are subject to known and unknown risks and uncertainties, and actual results may differ materially from those discussed in, or implied by, these forward-looking statements.

Among the risks and uncertainties that could cause actual results to differ from those described in the forward-looking statements include, but are not limited to, the following: (1) the occurrence of any event, change or other circumstances that could give rise to the termination of the Merger Agreement; (2) the risk that the stockholders of either Independent or Blue Hills may not adopt the Merger Agreement; (3) the risk that the necessary regulatory approvals may not be obtained, may be delayed, or may be obtained subject to conditions that are not anticipated; (4) delays in closing the Merger or other risks that any of the closing conditions to the Merger may not be satisfied in a timely manner or at all; (5) the inability to realize expected cost savings and synergies from the Merger in the amounts or in the timeframe anticipated; (6) the diversion of management's time from existing business operations due to time spent related to the Merger or integration efforts; (7) the inability of the parties to successfully integrate or that the integration will be more difficult, time-consuming, or costly than expected; (8) unexpected material adverse changes in the operation or earnings of either Blue Hills or Independent, the real estate markets in which they operate, the local economy, or the local business environment; (9) potential litigation in connection with the Merger; (10) higher than expected transaction or other costs and expenses; and (11) higher than expected attrition of the customers or key employees of Blue Hills. Additional factors that could cause Blue Hills's and Independent's results to differ materially from those described in the forward-looking statements can be found in Blue Hills's and Independent's Annual Reports on Form 10-K, Quarterly Reports on Form 10-Q, and Current Reports on Form 8-K filed with the SEC.

      All subsequent written and oral forward-looking statements concerning the proposed transaction or other matters and attributable to the parties or any person acting on their behalf are expressly qualified in their entirety by the cautionary statements referenced above. Forward-looking statements speak only as of the date on which such statements are made. The parties undertake no obligation to update any forward-looking statement to reflect events or circumstances after the date on which such statement is made, or to reflect the occurrence of unanticipated events.

Additional Information and Where to Find It

In connection with the proposed Merger, Independent intends to file with the SEC a Registration Statement on Form S-4 that will include a containing a joint proxy statement of Blue Hills and Independent and a prospectus of Independent. Investors and security holders are advised to read the Registration Statement and the joint proxy statement/prospectus when it becomes available and any other relevant documents filed with the SEC, as well as any amendments or supplements to those documents, because they will contain important information.  Investors and security holders may obtain a free copy of the Registration Statement (when available), including the joint proxy statement/prospectus and other documents filed by Blue Hills and Independent with the SEC at the SEC's website at www.sec.gov. These documents may be accessed and downloaded, free of charge, at Blue Hills's website at www.bluehillsbancorp.com under the section "Proxy Materials and Annual Report" or by directing a request to the Corporate Secretary, Blue Hills Bancorp, Inc., 500 River Ridge Drive, Norwood, Massachusetts 02062, telephone (617) 361-6900. You will also be able to obtain these documents free of charge at Independent's website at www.rocklandtrust.com under the tab "Investor Relations" and then under the heading "SEC Filings" or by directing a request to Investor Relations, Independent Bank Corp., 288 Union Street, Rockland, Massachusetts 02370, telephone (781) 982-6737.

Participants in the Solicitation

This filing is not a solicitation of a proxy from any security holder of Blue Hills or Independent.  However, Blue Hills, Independent, their respective directors and executive officers and other persons may be deemed to be participants in the solicitation of proxies from stockholders of Blue Hills and Independent with respect to the proposed Merger.  Information regarding the directors and executive officers of Blue Hills may be found in its definitive proxy statement relating to its 2018 Annual Meeting of Stockholders, which was filed with the SEC on April 11, 2018. Information regarding the directors and executive officers of Independent may be found in its definitive proxy statement relating to its 2018 Annual Meeting of Shareholders, which was filed with the SEC on March 29, 2018, and its Annual Report on Form 10-K for the year ended December 31, 2017, which was filed with the SEC on February 27, 2018.  Additional information regarding the participants in the proxy solicitation and a description of their direct and indirect interests in the Merger will be contained in the joint proxy statement/prospectus and other relevant materials to be filed with the SEC when they become available. You may obtain free copies of the documents described in this paragraph in the manner described in the preceding paragraph.

Item 9.01     Financial Statements and Exhibits

Exhibit	Description

2.1
Agreement and Plan of Merger by and among Independent Bank Corp., Rockland Trust Company, Blue Hills Bancorp, Inc. and Blue Hills Bank, dated as of September 20, 2018 (incorporated by reference to Exhibit 2.1 of Independent Bank Corp.'s Current Report on Form 8-K (File No. 001-09047) filed with the SEC on September 24, 2018).*

10.1	Form of Voting Agreement.
___________________
*      Schedules and exhibits have been omitted pursuant to Item 601(b)(2) of Regulation S-K.

SIGNATURES

Pursuant to the requirements of the Securities Exchange Act of 1934, the Registrant has duly caused this report to be signed on its behalf by the undersigned, hereunto duly authorized.

BLUE HILLS BANCORP, INC.
DATE: September 24, 2018	By:	/s/ William M. Parent
William M. Parent
President and Chief Executive Officer